PRICEWATERHOUSECOOPERS LLP
300 North Meridian
Suite 1700
Indianapolis IN 46204-1767
Telephone (317) 453 4100
Facsimile (317) 453-4350


April 28, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Commissioners:

We have read the statements made by EMT Corp. (copy attached), which we understand will be filed with the Commission, pursuant to Item 304 of Reg S-K, as part of the Company's Form S-4 report dated April 23, 2003. We agree with the statements concerning our Firm in such Form S-4.

Very truly yours,


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP